SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2007 (January 25, 2007)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This Current Report on Form 8-K/A updates information appearing in the press release dated January 25, 2007 issued by the Registrant entitled “Massey Energy Reports Fourth Quarter 2006 Financial Results” attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 26, 2007. “Other noncurrent assets” and “Other noncurrent liabilities” for December 31, 2006 that appear as line items on the balance sheet contained in Exhibit 99.1 are revised as follows: Other noncurrent assets at December 31, 2006 are $164.2 million, and Other noncurrent liabilities at December 31, 2006 are $588.8 million. The amended and restated press release regarding the Registrant’s unaudited financial results for the three and twelve months ended December 31, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

This Current Report on Form 8-K/A and the amended and restated earnings press release attached hereto are being furnished by the Registrant pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Amended and restated press release dated January 25, 2007 issued by the Registrant entitled “Massey Energy Reports Fourth Quarter 2006 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: January 26, 2007	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

99.1	Amended and restated press release dated January 25, 2007 issued by the Registrant entitled “Massey Energy Reports Fourth Quarter 2006 Financial Results.”